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                                                                     EXHIBIT 5


                              Emerson Electric Co.
                               8000 W. Florissant
                                  P.O. Box 4100
                            St. Louis, MO 63136-8506



                                 August 6 , 1999


Emerson Electric Co.
8000 West Florissant Avenue
P. O. Box 4100
St. Louis, MO  63136-8506

Lady and Gentlemen:

         I am Assistant General Counsel and Assistant Secretary of Emerson Electric Co. (the "Company"), and in such capacity I am familiar with the Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the "Registration Statement"), which registers under the Securities Act of 1933, as amended (the "Securities Act"), $1,040,000,000 aggregate principal amount of Debt Securities of the Company (the "Securities") and also constitutes, pursuant to Rule 429 under the Securities Act, Post-Effective Amendment No. 1 to Registration Statement No. 333-66865, which previously registered an additional $460,000,000 of the Securities.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I deemed necessary for the purpose of the opinion expressed herein.

         On the basis of the foregoing, I am of the opinion that the Securities to which the Registration Statement and such Post-Effective Amendment relate have been validly authorized and, when issued and sold in accordance with the Indenture and as contemplated in the Registration Statement, and duly authenticated by the Trustee, will be legally issued, fully paid and non-assessable and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,



                                                   /S/ Harley M. Smith
                                                   Harley M. Smith